UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 1, 2005

Centennial Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 300 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    303-296-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On October 1, 2005, Centennial Bank Holdings, Inc. (the “Company”) consummated the acquisition of First MainStreet Financial, Ltd. (“First MainStreet”) pursuant to an Agreement and Plan of Merger dated December 20, 2004 (the “Acquisition”).  The Acquisition was a stock-for-stock merger and the Company issued an aggregate of 9,517,731 shares of common stock in exchange for First MainStreet’s outstanding common stock.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           As of October 1, 2005, Stephen D. Joyce, who had served as Chairman of the Board of First MainStreet, was appointed to the Company’s Board of Directors.  Mr. Joyce has been named to the Board’s Compensation, Nominating and Governance Committee.

Item 8.01               Other Events

On October 1, 2005, the Company issued a press release announcing the completion of the Acquisition.

Item 9.01               Financial Statements and Exhibits.

(a)  Financial Information of Business Acquired

(b)  Pro Forma Financial Information

The required financial information in connection with the completion of the Acquisition disclosed under item 2.01 of this Form 8-K will be filed by an amendment to this Form 8-K within 71 calendar days of the date of this filing.

(c) Exhibits.

99.1         Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Executive Vice President, General Counsel and Secretary

Date:  October 5, 2005